Dated as of August 16, 2005

DG Acquisition Corp.
420 Lexington Avenue
Suite 2650
New York, New York 10170

Re: DG Acquisition Corp. ("Company")

Gentlemen:

        Each of the undersigned hereby waives its, his or her right to exercise conversion rights with respect to any shares of the Company's common stock owned by the undersigned, directly or indirectly, and agrees that it, he or she will not seek conversion with respect to such shares in connection with any vote to approve a business combination (as is more fully described in the Company's Prospectus relating to the Company's initial public offering).

Very truly yours,

DRAKE FAMILY CAPITAL APPRECIATION TRUST

By: Name: John C. Drake Title: Trustee

GRAHAM FAMILY TRUST II

By: Name: Hume Steyer Title: Trustee

Mark R. Graham

Peter Getz

Jay Freeman

Ron Schmichel

Richard Schwartz

John P. Manley

Gina Giaquinto

Katie Murphy

Mark Tassie